Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES FIRST QUARTER 2024 RESULTS
NEW YORK, May 1, 2024 - MetLife, Inc. (NYSE: MET) today announced its first quarter 2024 results.
First Quarter Results Summary
•Net income of $800 million, or $1.10 per share, compared to net income of $14 million, or $0.02 per share, in the first quarter of 2023.
•Adjusted earnings of $1.3 billion, or $1.83 per share, compared to adjusted earnings of $1.2 billion, or $1.52 per share, in the first quarter of 2023.
•Book value of $34.54 per share, down 6 percent from $36.89 per share at March 31, 2023.
•Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $53.13 per share, down 1 percent from $53.83 per share at March 31, 2023.
•Return on equity (ROE) of 12.6 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 13.8 percent.
•Holding company cash and liquid assets of $5.2 billion at March 31, 2024, which is above the target cash buffer of $3.0 - $4.0 billion.

“MetLife is off to a good start in 2024, with strong topline growth and sustained momentum across our market-leading portfolio of businesses,” said MetLife President and CEO Michel Khalaf. “The progress we have made through the consistent execution of our strategy positions us to drive further growth, creating long-term value for our shareholders and other stakeholders.”

First Quarter 2024 Summary

($ in millions, except per share data)	Three Months Ended March 31,
	2024	2023	Change
Premiums, fees and other revenues	$11,975	$11,517	4%
Net investment income	5,436	4,645	17%
Net investment gains (losses)	(375)	(684)
Net derivative gains (losses)	(979)	(90)
Total revenues	$16,057	$15,388

Adjusted premiums, fees and other revenues	$11,948	$11,520	4%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,973	$11,541	4%

Market risk benefit remeasurement gains (losses)	$694	$(188)

Net income (loss)	$800	$14	NM*
Net income (loss) per share	$1.10	$0.02	NM*

Adjusted earnings	$1,334	$1,184	13%
Adjusted earnings per share	$1.83	$1.52	20%
Adjusted earnings, excluding total notable items	$1,334	$1,184	13%
Adjusted earnings, excluding total notable items per share	$1.83	$1.52	20%

Book value per share	$34.54	$36.89	(6)%
Book value per share, excluding AOCI other than FCTA	$53.13	$53.83	(1)%

Expense ratio	20.5%	20.3%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.9%	12.0%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.4%	20.0%

ROE	12.6%	0.2%
Adjusted ROE, excluding AOCI other than FCTA	13.8%	11.3%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	13.8%	11.3%
*Not meaningful. For more information, refer to "Non-GAAP and Other Financial Disclosures."
Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.
Supplemental slides for the first quarter of 2024, titled “1Q24 Supplemental Slides” are available on the MetLife Investor Relations website at https://investor.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release. Supplemental information about MetLife's diversified global investment portfolio is contained in the "1Q24 - General Account Assets Under Management Fact Sheet," available on the above-mentioned website.

Total Company Discussion
MetLife reported first quarter 2024 premiums, fees and other revenues of $12.0 billion, up 4 percent compared to the first quarter of 2023. Adjusted premiums, fees and other revenues were $11.9 billion, also up 4 percent on a reported basis and up 5 percent on a constant currency basis from the prior-year period.
Net investment income was $5.4 billion, up 17 percent from the first quarter of 2023, driven by higher variable investment income, higher interest rates and increases in the estimated fair value of certain securities that do not qualify as separate accounts under GAAP. Adjusted net investment income was $5.1 billion, up 10 percent from the prior-year period, largely driven by higher variable investment income and higher interest rates.
Net investment losses were $375 million, or $296 million after tax during the quarter primarily driven by normal trading activity in the portfolio. Net derivative losses amounted to $979 million, or $773 million after tax during the quarter, largely driven by the U.S. dollar strengthening, higher equity markets and an increase in long-term interest rates.
Net income was $800 million, compared to net income of $14 million in the first quarter of 2023. The gain in net income from the prior-year period was driven by higher adjusted earnings and lower net investment losses. On a per-share basis, net income was $1.10, compared to net income of $0.02 in the prior-year period.
MetLife reported adjusted earnings of $1.3 billion, up 13 percent on both a reported and a constant currency basis, from the first quarter of 2023. On a per-share basis, adjusted earnings were $1.83, up 20 percent from the prior-year period.

Adjusted Earnings by Segment Summary*

	Three Months Ended March 31, 2024
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)
Group Benefits	(7)%
Retirement and Income Solutions (RIS)	—%
Asia	51%	57%
Latin America	8%	5%
Europe, the Middle East and Africa (EMEA)	28%	35%
MetLife Holdings	1%
*The percentages in this table are on a reported and constant currency basis.

Business Discussions
All comparisons of the results for the first quarter of 2024 in the business discussions that follow are with the first quarter of 2023, unless otherwise noted. There were no notable items in the first quarter of 2024, as indicated in the notable items table which follows the Business Discussions section of this release.

GROUP BENEFITS

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Change
Adjusted earnings	$284	$307	(7)%
Adjusted premiums, fees and other revenues	$6,330	$6,049	5%
Notable item(s)	$0	$0

•Adjusted earnings were $284 million, down 7 percent, driven primarily by lower non-medical health underwriting margins.
•Adjusted premiums, fees and other revenues were $6.3 billion, up 5 percent, driven by solid growth across core and voluntary products.
•Sales were up 25 percent, driven by strong growth across both core and voluntary products.

RIS

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Change
Adjusted earnings	$399	$400	—%
Adjusted premiums, fees and other revenues	$813	$648	25%
Adjusted premiums, fees and other revenues, excluding PRT	$838	$669	25%
Notable item(s)	$0	$0

•Adjusted earnings were $399 million, essentially flat, compared to the prior-year period. Higher variable investment income was offset by lower recurring interest margins and less favorable underwriting.
•Adjusted premiums, fees and other revenues were $813 million, compared to $648 million in the prior-year period, largely driven by structured settlement sales and growth in UK longevity reinsurance.
•Sales were up 49 percent, driven by structured settlement sales and corporate-owned life insurance products.

ASIA

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Change
Adjusted earnings	$423	$280	51%
Adjusted earnings (constant currency)	$423	$269	57%
Adjusted premiums, fees and other revenues	$1,744	$1,794	(3)%
Notable item(s)	$0	$0
Asia general account assets under management (at amortized cost)	$128,618	$127,120	1%

•Adjusted earnings were $423 million, up 51 percent on a reported basis, and up 57 percent on a constant currency basis, driven by higher variable investment income and favorable underwriting, and favorable tax benefits.
•Adjusted premiums, fees and other revenues were $1.7 billion, down 3 percent on a reported basis, and up 5 percent on a constant currency basis.
•Asia general account assets under management (at amortized cost) were $128.6 billion, up 1 percent on a reported basis, and up 6 percent on a constant currency basis.
•Sales were $584 million, down 8 percent on a constant currency basis primarily due to strong sales in the prior-year period.

LATIN AMERICA

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Change
Adjusted earnings	$233	$215	8%
Adjusted earnings (constant currency)	$233	$221	5%
Adjusted premiums, fees and other revenues	$1,496	$1,372	9%
Notable item(s)	$0	$0

•Adjusted earnings were $233 million, up 8 percent on a reported basis, and up 5 percent on a constant currency basis, driven by higher Chilean encaje returns, volume growth and favorable underwriting.
•Adjusted premiums, fees and other revenues were $1.5 billion, up 9 percent on a reported basis, and up 8 percent on a constant currency basis, driven by strong sales and solid persistency across the region.
•Sales were $411 million, flat to the prior-year period on a constant currency basis, with strong sales in both quarters.

EMEA

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Change
Adjusted earnings	$77	$60	28%
Adjusted earnings (constant currency)	$77	$57	35%
Adjusted premiums, fees and other revenues	$620	$581	7%
Notable item(s)	$0	$0

•Adjusted earnings were $77 million, up 28 percent on a reported basis and up 35 percent on a constant currency basis, driven by favorable underwriting, volume growth and higher recurring interest margins, partially offset by higher expenses.
•Adjusted premiums, fees and other revenues were $620 million, up 7 percent on a reported basis and up 9 percent on a constant currency basis due to strong sales across the region.
•Sales were $292 million, up 16 percent on a constant currency basis.

METLIFE HOLDINGS

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Change
Adjusted earnings	$159	$158	1%
Adjusted premiums, fees and other revenues	$841	$959	(12)%
Notable item(s)	$0	$0

•Adjusted earnings were $159 million, up 1 percent, driven by higher variable investment income, offset by foregone earnings as a result of the reinsurance transaction that became effective in November.
•Adjusted premiums, fees and other revenues were $841 million, down 12 percent.

CORPORATE & OTHER

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Change
Adjusted earnings	$(241)	$(236)
Notable item(s)	$0	$0

•Adjusted loss of $241 million, compared to an adjusted loss of $236 million in the prior-year period.

INVESTMENTS

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Change
Adjusted net investment income	$5,068	$4,606	10%

•Adjusted net investment income was $5.1 billion, up 10 percent. Recurring investment income was $4.8 billion, compared with $4.7 billion in the prior-year period, driven by higher interest rates. Variable investment income was $260 million, compared to variable investment loss of $44 million in the prior-year period, driven by higher private equity returns.

FIRST QUARTER 2024 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three Months Ended March 31, 2024
Notable Items	Group Benefits	RIS	Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
Total notable items	$0	$0	$0	$0	$0	$0	$0	$0

###

Contacts:     For Media:     Dave Franecki (973) 264-7465, Dave.Franecki@metlife.com
For Investors:      John Hall (212) 578-7888, John.A.Hall@metlife.com

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Asia, Latin America, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its first quarter 2024 earnings conference call and audio webcast on Thursday, May 2, 2024, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-692-8955 (U.S.) or 234-720-6979 (outside the U.S.). The participant access code is 2510803. To listen to the conference call via the internet, click the link to the webcast on the MetLife Investor Relations web page (https://investor.metlife.com). Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the internet beginning at 11

a.m. (ET) on Thursday, May 2, 2024, until Thursday, May 9, 2024, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 866-207-1041 (U.S.) or 402-970-0847 (outside the U.S.). The access code for the replay is 4857872. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	return on equity; and	(vii)	return on MetLife, Inc.’s common stockholders’ equity; and
(viii)	adjusted return on equity, excluding AOCI other than FCTA.	(viii)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted net investment income;	(v)	net investment income;
(vi)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vi)	capitalization of DAC;

(vii)	adjusted earnings available to common shareholders;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders, excluding total notable items;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted return on equity;	(xi)	return on equity;
(xii)	adjusted return on equity, excluding AOCI other than FCTA;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiii)	return on equity;
(xiv)	investment portfolio gains (losses);	(xiv)	net investment gains (losses);
(xv)	derivative gains (losses);	(xv)	net derivative gains (losses);
(xvi)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xvi)	total MetLife, Inc.’s stockholders’ equity;
(xvii)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xvii)	total MetLife, Inc.’s stockholders’ equity;
(xviii)	book value per common share, excluding AOCI other than FCTA;	(xviii)	book value per common share;
(xix)	free cash flow of all holding companies;	(xix)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xx)	adjusted other expenses;	(xx)	other expenses;
(xxi)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxi)	other expenses, net of capitalization of DAC;
(xxii)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxii)	other expenses, net of capitalization of DAC;
(xxiii)	adjusted expense ratio;	(xxiii)	expense ratio;
(xxiv)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxiv)	expense ratio;
(xxv)	direct expenses;	(xxv)	other expenses;
(xxvi)	direct expenses, excluding total notable items related to direct expenses;	(xxvi)	other expenses;
(xxvii)	direct expense ratio; and	(xxvii)	expense ratio; and
(xxviii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxviii)	expense ratio.

Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period. As a result, comparable prior period amounts are updated each period to reflect the most recent period average foreign currency exchange rates.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.
These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, and (iii) revenues and costs related to divested businesses, non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP.
Market volatility can have a significant impact on MetLife’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefits remeasurement gains (losses) and goodwill impairments. Further, policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments.
Asymmetrical and non-economic accounting adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment hedge adjustments").

•Other revenues include settlements of foreign currency earnings hedges and exclude asymmetrical accounting associated with in-force reinsurance.
•Policyholder benefits and claims excludes (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments, (iii) asymmetrical accounting associated with in-force reinsurance, and (iv) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts.
•Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments and asymmetrical accounting associated with in-force reinsurance.
Divested businesses are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.
Other adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income and interest credited to policyholder account balances excludes certain amounts related to contractholder-directed equity securities ("Unit-linked contract income") and ("Unit-linked contract costs").
•Other revenues include fee revenue on synthetic guaranteed interest contracts ("GICs") accounted for as freestanding derivatives.
•Other revenues exclude and other expenses include fees received in connection with services provided under transition service agreements.
•Other expenses exclude (i) implementation of new insurance regulatory requirements and other costs, and (ii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income attributable to noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).

Return on equity and related measures
•Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.
•Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of AOCI, and total notable items, net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).
The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
Asia General account (GA) assets under management (GA AUM) and related measures
Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties ("net mortgage loans") (including commercial ("net commercial mortgage loans"), agricultural ("net agricultural mortgage loans") and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on net mortgage loans (including net commercial mortgage loans, net agricultural mortgage loans and residential mortgage loans) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Statistical sales information:
•Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
•RIS: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
•Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).
Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.
•Not Meaningful (NM) indicates a percentage change in a financial metric over a specified period of time and reflects changes in factors that are subject to volatility, and should not, accordingly be viewed as representative of a reasonable trend currently or in the future. For example,

($ in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Change
Net income (loss)	$800	$14	5,614%
Net income (loss) per share	$1.10	$0.02	5,400%

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” "are confident," “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)economic condition difficulties, including risks relating to interest rates, credit spreads, declining equity or debt markets, real estate, obligors and counterparties, government default, currency exchange rates, derivatives, climate change, public health and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers' credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;
(11)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(12)MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;
(13)investment defaults, downgrades, or volatility;
(14)investment sales or lending difficulties;
(15)collateral or derivative-related payments;
(16)investment valuations, allowances, or impairments changes;
(17)claims or other results that differ from our estimates, assumptions, or models;

(18)global political, legal, or operational risks;
(19)business competition;
(20)technological changes;
(21)catastrophes;
(22)climate changes or responses to it;
(23)deficiencies in our closed block;
(24)goodwill or other asset impairment, or deferred income tax asset allowance;
(25)impairment of VOBA, value of distribution agreements acquired or value of customer relationships acquired;
(26)product guarantee volatility, costs, and counterparty risks;
(27)risk management failures;
(28)insufficient protection from operational risks;
(29)failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures;
(30)accounting standards changes;
(31)excessive risk-taking;
(32)marketing and distribution difficulties;
(33)pension and other postretirement benefit assumption changes;
(34)inability to protect our intellectual property or avoid infringement claims;
(35)acquisition, integration, growth, disposition, or reorganization difficulties;
(36)Brighthouse Financial, Inc. separation risks;
(37)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(38)legal- and corporate governance-related effects on business combinations.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(In millions)

	For the Three Months Ended
	March 31,
	2024	2023
Revenues
Premiums	$10,053	$9,589
Universal life and investment-type product policy fees	1,248	1,289
Net investment income	5,436	4,645
Other revenues	674	639
Net investment gains (losses)	(375)	(684)
Net derivative gains (losses)	(979)	(90)
Total revenues	16,057	15,388

Expenses
Policyholder benefits and claims	10,074	9,872
Policyholder liability remeasurement (gains) losses	(22)	(9)
Market risk benefit remeasurement (gains) losses	(694)	188
Interest credited to policyholder account balances	2,290	1,864
Policyholder dividends	147	159
Amortization of DAC and VOBA	508	470
Amortization of negative VOBA	(6)	(7)
Interest expense on debt	264	255
Other expenses, net of capitalization of DAC	2,451	2,339
Total expenses	15,012	15,131

Income (loss) before provision for income tax	1,045	257
Provision for income tax expense (benefit)	170	172
Net income (loss)	875	85
Less: Net income (loss) attributable to noncontrolling interests	8	5
Net income (loss) attributable to MetLife, Inc.	867	80
Less: Preferred stock dividends	67	66
Net income (loss) available to MetLife, Inc.'s common shareholders	$800	$14

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	For the Three Months Ended
	March 31,
	2024		2023
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$800	$1.10	$14	$0.02

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(375)	(0.51)	(684)	(0.88)
Net derivative gains (losses)	(979)	(1.34)	(90)	(0.12)
Market risk benefit remeasurement gains (losses)	694	0.95	(188)	(0.24)
Premiums	—	—	—	—
Universal life and investment-type product policy fees	—	—	—	—
Net investment income	368	0.51	39	0.05
Other revenues	27	0.04	(3)	—
Policyholder benefits and claims and policyholder dividends	53	0.07	(70)	(0.09)
Policyholder liability remeasurement (gains) losses	—	—	—	—
Interest credited to policyholder account balances	(563)	(0.78)	(322)	(0.41)
Capitalization of DAC	—	—	—	—
Amortization of DAC and VOBA	—	—	—	—
Amortization of negative VOBA	—	—	—	—
Interest expense on debt	—	—	—	—
Other expenses	(11)	(0.02)	(27)	(0.03)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	260	0.36	180	0.23
Add: Net income (loss) attributable to noncontrolling interests	8	0.01	5	0.01
Preferred stock redemption premium	—	—	—	—
Adjusted earnings available to common shareholders	1,334	1.83	1,184	1.52
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,334	$1.83	$1,184	$1.52

Adjusted earnings available to common shareholders on a constant currency basis	$1,334	$1.83	$1,176	$1.51
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,334	$1.83	$1,176	$1.51

Weighted average common shares outstanding - diluted		728.4		781.2

See footnotes on last page.

MetLife, Inc.
(In millions)

	For the Three Months Ended
	March 31,
	2024	2023
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$11,975	$11,517
Less: Adjustments to premiums, fees and other revenues:
Asymmetrical and non-economic accounting	39	—
Other adjustments	(12)	(3)
Divested businesses	—	—
Adjusted premiums, fees and other revenues	$11,948	$11,520

Adjusted premiums, fees and other revenues, on a constant currency basis	$11,948	$11,380
Less: PRT	(25)	(21)
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,973	$11,401

Net Investment Income
Net investment income	$5,436	$4,645
Less: Adjustments to net investment income
Investment hedge adjustments	(176)	(264)
Unit-linked contract income	542	303
Other adjustments	2	—
Divested businesses	—	—
Adjusted net investment income	$5,068	$4,606

Revenues and Expenses
Total revenues	$16,057	$15,388
Less: Adjustments to total revenues:
Net investment gains (losses)	(375)	(684)
Net derivative gains (losses)	(979)	(90)
Investment hedge adjustments	(176)	(264)
Asymmetrical and non-economic accounting	39	—
Unit-linked contract income	542	303
Other adjustments	(10)	(3)
Divested businesses	—	—
Total adjusted revenues	$17,016	$16,126

Total expenses	$15,012	$15,131
Less: Adjustments to total expenses:
Market risk benefit remeasurement (gains) losses	(694)	188
Goodwill impairment	—	—
Asymmetrical and non-economic accounting	38	103
Market volatility	(67)	(14)
Unit-linked contract costs	539	303
Other adjustments	7	16
Divested businesses	4	11
Total adjusted expenses	$15,185	$14,524

See footnotes on last page.

MetLife, Inc.
(In millions, except per share and ratio data)

	For the Three Months Ended
	March 31,
	2024	2023
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(740)	$(718)
Less: Divested businesses	—	—
Adjusted capitalization of DAC	$(740)	$(718)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$3,191	$3,057
Less: Other adjustments	7	16
Less: Divested businesses	4	11
Adjusted other expenses	$3,180	$3,030

Other Detail and Ratios
Other expenses, net of capitalization of DAC	$2,451	$2,339

Premiums, fees and other revenues	$11,975	$11,517

Expense ratio	20.5%	20.3%

Direct expenses	$1,426	$1,387
Less: Total notable items related to direct expenses (2)	—	—
Direct expenses, excluding total notable items related to direct expenses (2)	$1,426	$1,387

Adjusted other expenses	$3,180	$3,030
Adjusted capitalization of DAC	(740)	(718)
Adjusted other expenses, net of adjusted capitalization of DAC	2,440	2,312
Less: Total notable items related to adjusted other expenses (2)	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses (2)	$2,440	$2,312

Adjusted premiums, fees and other revenues	$11,948	$11,520
Less: PRT	(25)	(21)
Adjusted premiums, fees and other revenues, excluding PRT	$11,973	$11,541

Direct expense ratio	11.9%	12.0%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	11.9%	12.0%
Adjusted expense ratio	20.4%	20.1%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT (2)	20.4%	20.0%

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	March 31,
Equity Details	2024	2023
Total MetLife, Inc.'s stockholders' equity	$28,535	$32,194
Less: Preferred stock	3,818	3,818
MetLife, Inc.'s common stockholders' equity	24,717	28,376
Less: Net unrealized investment gains (losses), net of income tax	(16,611)	(14,606)
Future policy benefits discount rate remeasurement gain (losses), net of income tax	4,773	2,748
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(47)	186
Defined benefit plans adjustment, net of income tax	(1,421)	(1,356)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	38,023	41,404
Less: Accumulated year-to-date total notable items (2)	—	—
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$38,023	$41,404

	March 31,
Book Value (3)	2024	2023
Book value per common share	$34.54	$36.89
Less: Net unrealized investment gains (losses), net of income tax	(23.21)	(18.99)
Future policy benefits discount rate remeasurement gain (losses), net of income tax	6.68	3.57
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(0.07)	0.24
Defined benefit plans adjustment, net of income tax	(1.99)	(1.76)
Book value per common share, excluding AOCI other than FCTA	$53.13	$53.83

Common shares outstanding, end of period (4)	715.7	769.2

	For the Three Months Ended
	March 31, (5)
Return on Equity	2024	2023
Return on MetLife, Inc.'s:
Common stockholders' equity	12.6%	0.2%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	21.0%	17.4%
Common stockholders' equity, excluding AOCI other than FCTA	13.8%	11.3%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	13.8%	11.3%

	For the Three Months Ended
	March 31,
Average Common Stockholders' Equity	2024	2023
Average common stockholders' equity	$25,457	$27,220
Average common stockholders' equity, excluding AOCI other than FCTA	$38,652	$41,856
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$38,652	$41,856

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(In millions)

	For the Three Months Ended
	March 31,
	2024	2023

Group Benefits (6):

Adjusted earnings available to common shareholders	$284	$307
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$284	$307

Adjusted premiums, fees and other revenues	$6,330	$6,049

Retirement & Income Solutions (6):

Adjusted earnings available to common shareholders	$399	$400
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$399	$400

Adjusted premiums, fees and other revenues	$813	$648
Less: PRT	(25)	(21)
Adjusted premiums, fees and other revenues, excluding PRT	$838	$669

Asia:

Adjusted earnings available to common shareholders	$423	$280
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$423	$280

Adjusted earnings available to common shareholders on a constant currency basis	$423	$269
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$423	$269

Adjusted premiums, fees and other revenues	$1,744	$1,794
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,744	$1,659

Latin America:

Adjusted earnings available to common shareholders	$233	$215
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$233	$215

Adjusted earnings available to common shareholders on a constant currency basis	$233	$221
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$233	$221

Adjusted premiums, fees and other revenues	$1,496	$1,372
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,496	$1,380

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(In millions)

	For the Three Months Ended
	March 31,
	2024	2023

EMEA:

Adjusted earnings available to common shareholders	$77	$60
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$77	$60

Adjusted earnings available to common shareholders on a constant currency basis	$77	$57
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$77	$57

Adjusted premiums, fees and other revenues	$620	$581
Adjusted premiums, fees and other revenues, on a constant currency basis	$620	$568

MetLife Holdings (6):

Adjusted earnings available to common shareholders	$159	$158
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$159	$158

Adjusted premiums, fees and other revenues	$841	$959

Corporate & Other (6):

Adjusted earnings available to common shareholders	$(241)	$(236)
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(241)	$(236)

Adjusted premiums, fees and other revenues	$104	$117

See footnotes on last page.

MetLife, Inc.

	For the Three Months Ended
	March 31,
	2024	2023
Variable investment income (post-tax, in millions) (7)
Group Benefits	$4	$—
RIS	73	(3)
Asia	56	(25)
Latin America	1	(2)
EMEA	—	—
MetLife Holdings	55	2
Corporate & Other	16	(7)
Total variable investment income	$205	$(35)

See footnotes on last page.

MetLife, Inc.

March 31, 2024
Cash & Capital (8), (9), (10) (in billions)
Holding Companies Cash & Liquid Assets	$5.2

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Book values exclude $3,818 million of equity related to preferred stock at both March 31, 2024 and 2023.

(4)	There were share repurchases of approximately $1.2 billion for the three months March 31, 2024. There were share repurchases of approximately $330 million in April 2024.

(5)	Annualized using quarter-to-date results.

(6)	Results on a constant currency basis are not included as constant currency impact is not significant.

(7)	Assumes a 21% tax rate.

(8)	The 2023 combined U.S. risk based capital (RBC) ratio was 407%, which is above MetLife's 360% target on an NAIC basis. This ratio includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company. MetLife calculates RBC annually as of December 31 and, accordingly, the calculation does not reflect conditions and factors occurring after the year end.

(9)
The total U.S. statutory adjusted capital is expected to be approximately $18.3 billion at March 31, 2024, down 6% from December 31, 2023. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company.

(10)	The expected Japan solvency margin ratio as of March 31, 2024 is approximately 725%.